For Release: February 27, 2025
Investor Contact: Phil Morgan, 402.458.3038
Nelnet, Inc. supplemental financial information for the fourth quarter 2024
(All dollars are in thousands, except per share amounts, unless otherwise noted)
The following information should be read in connection with Nelnet, Inc.'s (the “Company's”) press release for fourth quarter 2024 earnings, dated February 27, 2025, and the Company's Annual Report on Form 10-K for the year ended December 31, 2024.
Forward-looking and cautionary statements
This report contains forward-looking statements and information that are based on management's current expectations as of the date of this document. Statements that are not historical facts, including statements about the Company's plans and expectations for future financial condition, results of operations or economic performance, or that address management's plans and objectives for future operations, and statements that assume or are dependent upon future events, are forward-looking statements. The words “anticipate,” “assume,” “believe,” “continue,” “could,” “ensure,” “estimate,” “expect,” “forecast,” “future,” “intend,” “may,” “plan,” “potential,” “predict,” “scheduled,” “should,” “will,” “would,” and similar expressions, as well as statements in future tense, are intended to identify forward-looking statements.
The forward-looking statements are based on assumptions and analyses made by management in light of management's experience and its perception of historical trends, current conditions, expected future developments, and other factors that management believes are appropriate under the circumstances. These statements are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause the actual results and performance to be materially different from any future results or performance expressed or implied by such forward-looking statements. These factors include, among others, the risks and uncertainties set forth in the “Risk Factors” section of the Company's Annual Report on Form 10-K for the year ended December 31, 2024 (the "2024 Annual Report"), and include such risks and uncertainties as:
•risks related to the ability to successfully maintain and increase allocated volumes of student loans serviced by the Company under existing and future servicing contracts with the U.S. Department of Education (the “Department”), risks related to unfavorable contract modifications or interpretations, risks related to consistently meeting service requirements to avoid the assessment of performance penalties, and risks related to the Company's ability to comply with agreements with third-party customers for the servicing of Federal Direct Loan Program, Federal Family Education Loan Program (the "FFEL Program" or FFELP), private education, and consumer loans;
•loan portfolio risks such as credit risk, prepayment risk, interest rate basis and repricing risk, risks related to the use of derivatives to manage exposure to interest rate fluctuations, uncertainties regarding the expected benefits from purchased securitized and unsecuritized FFELP, private education, consumer, and other loans, or investment interests therein, and initiatives to purchase additional FFELP, private education, consumer, and other loans;
•financing and liquidity risks, including risks of changes in the interest rate environment;
•risks from changes in the terms of education loans and in the educational credit and services markets resulting from changes in applicable laws, regulations, and government programs and budgets;
•risks related to a breach of or failure in the Company's operational or information systems or infrastructure, or those of third-party vendors, including disclosure of confidential or personal information and/or damage to reputation resulting from cyber breaches;
•risks related to use of artificial intelligence;
•uncertainties inherent in forecasting future cash flows from student loan assets, including investment interests therein, and related asset-backed securitizations;
•risks related to the ability of Nelnet Bank to achieve its business objectives and effectively deploy loan and deposit strategies and achieve expected market penetration;
•risks related to the expected benefits to the Company from its continuing investment in ALLO Holdings, LLC (referred to collectively with its subsidiary ALLO Communications LLC as "ALLO"), and risks related to solar tax equity investments, including risks of not being able to realize tax credits which remain subject to recapture by taxing authorities;
•risks and uncertainties related to other initiatives to pursue additional strategic investments (and anticipated income therefrom) including venture capital and real estate investments, reinsurance, acquisitions, solar construction, and other activities (including risks associated with errors that occasionally occur in converting loan servicing portfolios to a new servicing platform), including activities that are intended to diversify the Company both within and outside of its historical core education-related businesses;
•risks and uncertainties associated with climate change; and
•risks and uncertainties associated with litigation matters and maintaining compliance with the extensive regulatory requirements applicable to the Company's businesses, including changes to the regulatory environment from the change in presidential administration, and uncertainties inherent in the estimates and assumptions about future events that management is required to make in the preparation of the Company’s consolidated financial statements.
All forward-looking statements contained in this report are qualified by these cautionary statements and are made only as of the date of this document. Although the Company may from time to time voluntarily update or revise its prior forward-looking statements to reflect actual results or changes in the Company's expectations, the Company disclaims any commitment to do so except as required by law.

Consolidated Statements of Operations
(Dollars in thousands, except share data)
(unaudited)

	Three months ended				Year ended
	December 31, 2024	September 30, 2024	December 31, 2023	(1)	December 31, 2024	December 31, 2023	(1)
Interest income:
Loan interest	$178,434	190,211	227,234		787,498	931,945
Investment interest	42,815	50,272	48,019		185,901	177,855
Total interest income	221,249	240,483	275,253		973,399	1,109,800
Interest expense on bonds and notes payable and bank deposits	141,170	168,328	205,335		680,537	845,091
Net interest income	80,079	72,155	69,918		292,862	264,709
Less provision for loan losses	22,057	18,111	3,050		54,607	8,115
Net interest income after provision for loan losses	58,022	54,044	66,868		238,255	256,594
Other income (expense):
Loan servicing and systems revenue	137,981	108,175	128,816		482,408	517,954
Education technology services and payments revenue	108,335	118,179	106,052		486,962	463,311
Reinsurance premiums earned	18,673	16,619	9,428		62,923	20,067
Solar construction revenue	13,828	19,321	11,982		56,569	31,669
Other, net	27,794	15,706	(36,390)		61,602	(74,327)
Gain (loss) on sale of loans, net	42	(107)	(886)		(1,643)	(17,662)
Derivative settlements, net	1,087	1,640	853		6,134	25,072
Derivative market value adjustments, net	13,792	(13,165)	(9,507)		10,124	(41,773)
Total other income (expense), net	321,532	266,368	210,348		1,165,079	924,311
Cost of services and expenses:
Costs incurred to provide loan servicing	1,497	196	—		1,889	—
Cost to provide education technology services and payments	38,658	45,273	39,379		172,763	171,183
Cost to provide solar construction services	28,558	26,815	23,371		77,673	48,576
Total cost of services	68,713	72,284	62,750		252,325	219,759
Salaries and benefits	147,229	146,192	152,917		576,931	591,537
Depreciation and amortization	12,544	13,661	22,004		58,116	79,118
Reinsurance losses and underwriting expenses	16,180	16,761	7,084		55,246	16,781
Other expenses	50,681	44,685	44,613		189,503	173,070
Total operating expenses	226,634	221,299	226,618		879,796	860,506
Impairment expense and provision for beneficial interests	5,764	29,052	26,951		42,629	31,925
Total expenses	301,111	322,635	316,319		1,174,750	1,112,190
Income (loss) before income taxes	78,443	(2,223)	(39,103)		228,584	68,715
Income tax (expense) benefit	(15,016)	282	9,399		(52,669)	(19,385)
Net income (loss)	63,427	(1,941)	(29,704)		175,915	49,330
Net (income) loss attributable to noncontrolling interests	(268)	4,329	21,791		8,130	40,496
Net income (loss) attributable to Nelnet, Inc.	$63,159	2,388	(7,913)		184,045	89,826
Earnings per common share:
Net income (loss) attributable to Nelnet, Inc. shareholders - basic and diluted	$1.73	0.07	(0.21)		5.02	2.40
Weighted average common shares outstanding - basic and diluted	36,461,513	36,430,485	37,354,406		36,642,533	37,416,621
(1)    During the second quarter of 2024, the Company identified certain immaterial errors in the previously issued consolidated financial statements that have been corrected to conform to the December 31, 2024 presentation. Refer to the Company's 2024 10-K Annual Report that was filed with the Securities and Exchange Commission on February 27, 2025 for additional information.

Condensed Consolidated Balance Sheets
(Dollars in thousands)
(unaudited)

	As of	As of	As of
	December 31, 2024	September 30, 2024	December 31, 2023	(1)
Assets:
Loans and accrued interest receivable, net	$9,992,744	10,572,881	13,108,204
Cash, cash equivalents, and investments	2,395,214	2,173,000	2,032,788
Restricted cash	736,502	679,334	857,379
Goodwill and intangible assets, net	194,357	196,400	202,848
Other assets	458,936	462,513	511,165
Total assets	$13,777,753	14,084,128	16,712,384
Liabilities:
Bonds and notes payable	$8,309,797	8,938,446	11,828,393
Bank deposits	1,186,131	1,070,758	743,599
Other liabilities	982,708	864,786	940,285
Total liabilities	10,478,636	10,873,990	13,512,277
Equity:
Total Nelnet, Inc. shareholders' equity	3,349,762	3,290,652	3,253,751
Noncontrolling interests	(50,645)	(80,514)	(53,644)
Total equity	3,299,117	3,210,138	3,200,107
Total liabilities and equity	$13,777,753	14,084,128	16,712,384
(1)    During the second quarter of 2024, the Company identified certain immaterial errors in the previously issued consolidated financial statements that have been corrected to conform to the December 31, 2024 presentation. Refer to the Company's 2024 10-K Annual Report that was filed with the Securities and Exchange Commission on February 27, 2025 for additional information.

Overview
The Company is a diversified hybrid holding company with primary businesses being consumer lending, loan servicing, payments, and technology – with many of these businesses serving customers in the education space. The largest operating businesses engage in loan servicing and education technology services and payments. A significant portion of the Company's revenue is net interest income earned on a portfolio of federally insured student loans. The Company also makes and manages investments to further diversify both within and outside of its historical core education-related businesses including, but not limited to, investments in a fiber communications company (ALLO), early-stage and emerging growth companies (venture capital investments), real estate, reinsurance, and renewable energy (solar).
The Company was formed as a Nebraska corporation in 1978 to service federal student loans for two local banks. The Company built on this initial foundation as a servicer to become a leading originator, holder, and servicer of federal student loans, principally consisting of loans originated under the FFEL Program.
The Health Care and Education Reconciliation Act of 2010 discontinued new loan originations under the FFEL Program, effective July 1, 2010, and requires all new federal student loan originations be made directly by the Department through the Federal Direct Loan Program. This law does not alter or affect the terms and conditions of existing FFELP loans. Subsequent to the Reconciliation Act of 2010, the Company no longer originates FFELP loans. However, a significant portion of the Company's income continues to be derived from its existing FFELP student loan portfolio. Interest income on the Company's existing FFELP loan portfolio will decline over time as the portfolio is paid down. To reduce its reliance on interest income from FFELP loans, the Company has expanded its services and products. This expansion has been accomplished through internal growth and innovation as well as business and certain investment acquisitions. The Company is also actively expanding its private education, consumer, and other loan portfolios, or investment interests therein, and as part of this strategy launched Nelnet Bank in 2020. In addition, the Company has been servicing federally owned student loans for the Department since 2009.
Reclassifications and Immaterial Error Corrections
During the second quarter of 2024, the Company identified certain immaterial errors in the previously issued consolidated financial statements that have been corrected to conform to the December 31, 2024 presentation. Refer to the Company's 2024 10-K Annual Report that was filed with the Securities and Exchange Commission on February 27, 2025 for additional information.

GAAP Net Income and Non-GAAP Net Income, Excluding Adjustments
The Company prepares its financial statements and presents its financial results in accordance with GAAP. However, it also provides additional non-GAAP financial information related to specific items management believes to be important in the evaluation of its operating results and performance. A reconciliation of the Company's GAAP net income to Non-GAAP net income excluding derivative market value adjustments, and a discussion of why the Company believes providing this additional information is useful to investors, are provided below.

	Three months ended			Year ended
	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
GAAP net income (loss) attributable to Nelnet, Inc.	$63,159	2,388	(7,913)	184,045	89,826
Realized and unrealized derivative market value adjustments (a)	(13,792)	13,165	9,507	(10,124)	41,773
Tax effect (b)	3,310	(3,160)	(2,282)	2,430	(10,026)
Non-GAAP net income (loss) attributable to Nelnet, Inc., excluding derivative market value adjustments	$52,677	12,393	(688)	176,351	121,573
Earnings per share:
GAAP net income (loss) attributable to Nelnet, Inc.	$1.73	0.07	(0.21)	5.02	2.40
Realized and unrealized derivative market value adjustments (a)	(0.38)	0.36	0.25	(0.28)	1.12
Tax effect (b)	0.09	(0.09)	(0.06)	0.07	(0.27)
Non-GAAP net income (loss) attributable to Nelnet, Inc., excluding derivative market value adjustments	$1.44	0.34	(0.02)	4.81	3.25

(a)    "Derivative market value adjustments" includes both the realized portion of gains and losses (corresponding to variation margin received or paid on derivative instruments that are settled daily at a central clearinghouse) and the unrealized portion of gains and losses that are caused by changes in fair values of derivatives which do not qualify for "hedge treatment" under GAAP. "Derivative market value adjustments" does not include "derivative settlements" that represent the cash paid or received during the respective period to settle with derivative instrument counterparties the economic effect of the Company's derivative instruments based on their contractual terms.
The accounting for derivatives requires that changes in the fair value of derivative instruments be recognized currently in earnings, with no fair value adjustment of the hedged item, unless specific hedge accounting criteria are met. Management has structured all of the Company’s derivative transactions with the intent that each is economically effective; however, the Company’s derivative instruments do not qualify for hedge accounting in the consolidated financial statements. As a result, the change in fair value of derivative instruments is reported in current period earnings with no consideration for the corresponding change in fair value of the hedged item. Under GAAP, the cumulative net realized and unrealized gain or loss caused by changes in fair values of derivatives in which the Company plans to hold to maturity will equal zero over the life of the contract. However, the net realized and unrealized gain or loss during any given reporting period fluctuates significantly from period to period.
The Company believes these point-in-time estimates of asset and liability values related to its derivative instruments that are subject to interest rate fluctuations are subject to volatility mostly due to timing and market factors beyond the control of management, and affect the period-to-period comparability of the results of operations. Accordingly, the Company’s management utilizes operating results excluding these items for comparability purposes when making decisions regarding the Company’s performance and in presentations with credit rating agencies, lenders, and investors. Consequently, the Company reports this non-GAAP information because the Company believes that it provides additional information regarding operational and performance indicators that are closely assessed by management and represents what earnings would have been had these derivatives qualified for hedge accounting. There is no comprehensive, authoritative guidance for the presentation of such non-GAAP information, which is only meant to supplement GAAP results by providing additional information that management utilizes to assess performance.
(b)    The tax effects are calculated by multiplying the realized and unrealized derivative market value adjustments by the applicable statutory income tax rate.

Operating Segments
A description of the Company's reportable operating segments is included in note 1 of the notes to consolidated financial statements included in the Company's 2024 Annual Report. The Company's reportable operating segments include:
•Loan Servicing and Systems (LSS) - referred to as Nelnet Diversified Services (NDS)
•Education Technology Services and Payments (ETSP) - referred to as Nelnet Business Services (NBS)
•Asset Generation and Management (AGM), part of the Nelnet Financial Services (NFS) division
•Nelnet Bank, part of the NFS division
The Company earns fee-based revenue through its NDS and NBS reportable operating segments. The Company earns net interest income on its loan portfolio, consisting primarily of FFELP loans, through its AGM reportable operating segment. This segment is expected to generate significant amounts of cash as the FFELP portfolio amortizes. The Company actively works to maximize the amount and timing of cash flows generated from its FFELP portfolio and seeks to acquire additional loan assets to leverage its servicing scale and expertise to generate incremental earnings and cash flow. Nelnet Bank operates as an internet industrial bank franchise focused on the private education and unsecured consumer loan markets, with a home office in Salt Lake City, Utah.
The NFS division was formed to focus on the Company’s key objective to maximize the amount and timing of cash flows generated from its FFELP portfolio and reposition itself for the post-FFELP environment by expanding its private education, consumer, and other loan portfolios. In addition to AGM and Nelnet Bank being part of the NFS division, NFS’s other operating segments that are not reportable include:
•The operating results of Whitetail Rock Capital Management, LLC (WRCM), the Company's U.S. Securities and Exchange Commission (SEC)-registered investment advisor subsidiary
•The operating results of Nelnet Insurance Services, which primarily includes multiple reinsurance treaties on property and casualty policies
•The operating results of the Company’s investment activities in real estate
•The operating results of the Company’s investment debt securities (primarily student loan and other asset-backed securities) and interest expense incurred on debt used to finance such investments
Other business activities and operating segments that are not reportable and not part of the NFS division are combined and included in Corporate and Other Activities ("Corporate"). Corporate includes the following items:
•Shared service activities related to internal audit, human resources, accounting, legal, enterprise risk management, information technology, occupancy, and marketing. These costs are allocated to each operating segment based on estimated use of such activities and services
•Corporate costs and overhead functions not allocated to operating segments, including executive management, investments in innovation, and other holding company organizational costs
•The operating results of solar tax equity investments made by the Company and administrative and management services provided by the Company on solar tax equity investments made by third parties
•The operating results of Nelnet Renewable Energy, the Company’s solar engineering, procurement, and construction business
•The operating results of certain of the Company’s investment activities, including its investment in ALLO and early-stage and emerging growth companies (venture capital investments)
•Interest income earned on cash balances held at the corporate level and interest expense incurred on unsecured corporate related debt transactions
•Other product and service offerings that are not considered reportable operating segments

The following table presents the operating results (net income (loss) before taxes) for each of the Company’s reportable and certain other operating segments reconciled to the consolidated financial statements.

	Three months ended			Year ended
	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
NDS	$26,810	(4,549)	10,999	40,497	77,714
NBS	17,851	26,813	13,297	117,896	91,101
Nelnet Financial Services division:
AGM	33,490	(16,346)	22,591	75,202	80,636
Nelnet Bank	5,387	(4,758)	(4,319)	(1,942)	(368)
NFS other operating segments:
WRCM	1,357	1,276	1,733	5,391	6,203
Nelnet Insurance Services	3,408	944	2,770	11,332	4,115
Real estate investments	(1,107)	1,865	(316)	(3,333)	(8)
Investment securities	7,736	9,953	15,365	42,328	40,562
Corporate:
Unallocated corporate costs	(16,805)	(10,287)	(15,238)	(46,194)	(63,223)
Nelnet Renewable Energy - solar construction	(17,046)	(10,125)	(38,522)	(35,972)	(54,691)
Solar tax equity investments	6,585	(8,509)	(36,744)	(2,179)	(60,982)
ALLO investment	6,133	6,606	(13,444)	8,087	(57,972)
Venture capital investments	2,063	2,136	(2,845)	6,912	(6,008)
Other corporate activities	2,504	2,756	5,567	10,481	11,635
Eliminations/reclassifications	77	—	—	77	—
Net income (loss) before taxes	78,443	(2,223)	(39,103)	228,584	68,715
Income tax (expense) benefit	(15,016)	282	9,399	(52,669)	(19,385)
Net (income) loss attributable to noncontrolling interests (a)	(268)	4,329	21,791	8,130	40,496
Net income (loss)	$63,159	2,388	(7,913)	184,045	89,826
(a) For the periods presented, the majority of noncontrolling interests represents income and losses attributed to noncontrolling membership interests in the Company’s Nelnet Renewable Energy and solar tax equity investments operating segments.
2024 Operating and Liquidity Highlights
See below for a summary of (i) certain highlights of the Company’s 2024 operating results; (ii) a description of significant and/or unusual events and transactions in 2024 that impacted and may potentially impact the Company’s operating results; and (iii) a summary of the Company’s current liquidity, including certain items that will impact the Company’s liquidity in future periods.
Loan Servicing and Systems
In April 2023, the Company and four other third-party servicers were awarded servicing contracts to provide continued servicing for the Department under a new Unified Servicing and Data Solutions (USDS) contract which replaced the Company’s legacy servicing contract with the Department.
The USDS contract became effective in April 2023 and has a five-year base period, with 5 years of possible extensions. Servicing under the USDS contract went live on April 1, 2024 and the Company recognized revenue in accordance with this new contract beginning in the second quarter of 2024. The Company recognized less revenue from the Department in 2024 under the USDS contract due to a decrease in the number of borrowers serviced and lower revenue earned on a per borrower blended basis under the new contract versus the legacy contract. The new USDS servicing contract has multiple revenue components with tiered pricing based on borrower volume, while revenue earned under the legacy servicing contract was primarily based on borrower status.
Education Technology Services and Payments
Education technology services and payments revenue grew to $487.0 million in 2024. The growth was from existing and new customers. Operating margin increased from recent historical periods as a result of increases in tuition payment plan services and payment processing revenue, while maintaining a consistent cost structure for services.

Asset Generation and Management
Net interest income decreased in 2024 compared to 2023 after removing the impacts to interest expense for the write-off of the remaining unamortized debt discount associated with the redemption of certain asset-backed debt securities in 2024 and 2023 discussed below. Net interest income was negatively impacted in 2024 due to the expected continued amortization of the Company’s FFELP student loan portfolio and a decrease in core loan spread. The average balance of student loans decreased $3.0 billion from $13.3 billion in 2023 to $10.3 billion in 2024. Beginning in late 2021, the Company has experienced accelerated run-off of its FFELP portfolio due to initiatives offered by the Department for FFELP borrowers to consolidate their loans to qualify for loan forgiveness, income-driven repayment plans, and other programs. However, the Company has observed a significant decrease in FFELP borrowers consolidating their loans into the Federal Direct Loan Program since August 2024 that has resulted in prepayment rates on the Company’s FFELP portfolio being more consistent with longer-term historical rates.
In 2024 and 2023, the Company redeemed certain asset-backed debt securities prior to their maturity resulting in the recognition of $6.3 million and $25.9 million, respectively, in interest expense from the write-off of the remaining unamortized debt discount associated with these bonds at the time of redemption.
The Company has partial ownership in certain consumer, private education, and federally insured student loan securitizations, which are accounted for as held-to-maturity beneficial interest investments. An increase in cumulative loss expectations in 2024 on certain securitizations and loan vintages caused a change in estimate of future cash flows related to certain of the Company's beneficial interest securitization investments. As a result, during 2024, the Company recorded a $39.5 million allowance for credit losses (and related provision expense) related to these investments.
Nelnet Renewable Energy (NRE)
NRE is the Company’s solar construction company that provides full-service engineering, procurement, and construction (EPC) services to residential homes and commercial entities. In April 2024, the Company announced a change in its solar EPC operations to focus exclusively on the commercial solar market and consequently discontinued its residential solar operations in 2024. As a result, residential revenue will continue to decline from recent historical amounts as existing customer contracts are completed. Residential solar construction revenue was $3.3 million and $10.7 million for the year ended December 31, 2024 and 2023, respectively.
The Company entered the EPC business with its July 2022 acquisition of GRNE Solar. Since the acquisition, NRE has incurred low and, in some cases, negative margins on certain legacy projects. During 2023 and 2024, NRE recognized a net loss before taxes of $54.7 million and $36.0 million, respectively. These losses in 2023 and 2024 include impairment charges on goodwill, intangible assets, and other assets of $20.6 million and $1.9 million, respectively. The Company has a handful of remaining legacy construction contracts to complete, down from over 30 at the beginning of 2024. As new projects are completed and the legacy contracts are substantially complete, the Company believes operating results will improve from prior historical periods.
Solar Tax Equity Investments
As of December 31, 2024, the Company has invested a total of $314.8 million and its third-party investors have invested $271.4 million in tax equity investments that remain outstanding in renewable energy solar partnerships that support the development and operations of solar projects throughout the country. Due to the management and control of each of these investment partnerships, such partnerships that invest in tax equity investments are consolidated on the Company’s consolidated financial statements, with the co-investor’s portion being presented as noncontrolling interests. Included in the Company’s operating results is the Company's share of income or loss from solar investments accounted for under the Hypothetical Liquidation at Book Value (HLBV) method of accounting. For the majority of the Company's solar investments, the HLBV method of accounting results in accelerated losses in the initial years of investment. The Company recognized pre-tax losses on its tax equity investments of $6.5 million in 2024, which includes $4.6 million attributable to noncontrolling interests. The pre-tax losses were partially offset by recognizing gains of $15.3 million, which includes $1.8 million attributable to noncontrolling interests, related to investments that were sold during 2024.
In periods in which the Company makes significant investments in solar tax equity investments, operating results are negatively impacted due to the accelerated losses recognized in the initial years of investment. However, given the timing and amount of cash flows expected to be generated over the life of these investments, the Company considers these investments a good use of capital. Through December 31, 2024, the Company has recognized cumulative pre-tax losses (excluding noncontrolling interests) of approximately $70 million on its tax equity investments currently outstanding. The Company expects its current investments (assuming no additional investments are made subsequent to December 31, 2024) to generate approximately $93 million of pre-tax earnings (excluding noncontrolling interests) over the life of the investments. Accordingly, the Company expects to recognize approximately $163 million in pre-tax income (excluding noncontrolling interests) between January 1, 2025 and December 31, 2030 (the remaining years of its current investments).

Investments - ALLO and Hudl
The Company has a 45% voting membership interests in ALLO. The Company accounts for its ALLO voting membership interests investment under the HLBV method of accounting that resulted in the recognition of a net loss of $10.7 million during 2024. Absent additional equity contributions with respect to ALLO's voting membership interests, the Company will not recognize additional losses for its voting membership interests in ALLO. The Company also owns preferred membership interests in ALLO that earn a preferred return. As of December 31, 2024, the outstanding preferred membership interests of ALLO held by the Company was $225.6 million. The Company recognized income on its ALLO preferred membership interests of $17.5 million in 2024. Nelnet continues to work with ALLO and SDC, a third-party global digital infrastructure investor that holds a significant investment in ALLO, to explore various funding and capital options to support ALLO’s growth.
The Company has an approximately 22% preferred ownership investment in Agile Sports Technologies, Inc. (doing business as “Hudl.”) During the fourth quarter of 2024 and first quarter of 2023, the Company acquired additional ownership interests in Hudl for $3.3 million and $31.5 million, respectively, from existing Hudl investors. These transactions were not considered observable market transactions (not orderly) because they were not subject to customary marketing activities. Accordingly, the Company did not adjust its carrying value of its Hudl investment to the transaction values. As of December 31, 2024, the carrying amount of the Company's investment in Hudl is $168.7 million.
Certain investments, including solar tax equity, ALLO, and Hudl, may be recorded at a carrying value that is less than its market value due to HLBV (solar investments and ALLO) and the measurement alternative (Hudl) method of accounting. Future operating results of solar and ALLO, an observable transaction of Hudl, or a liquidation event of ALLO or Hudl could impact the valuation on our financial statements or our investments in them and may result in significant fluctuations of the Company’s earnings.
Liquidity
As of December 31, 2024, the Company had $717.1 million of unencumbered cash and investments. In addition, the Company has a $495.0 million unsecured line of credit that matures in September 2026. No amounts were outstanding on the line of credit as of December 31, 2024 and $495.0 million was available for future use. Further, as of December 31, 2024, the Company expects to generate future undiscounted cash flows from its AGM loan portfolio of approximately $1.07 billion (including approximately $675.0 million in the next five years); and from its beneficial interest investments of approximately $323.4 million (the majority of which is expected to be received over the next five years).
The Company intends to use its current and future liquidity position to capitalize on market opportunities, including FFELP, private education, consumer, and other loan acquisitions (or investment interests therein); strategic acquisitions and investments; and capital management initiatives, including stock repurchases, debt repurchases, and dividend distributions. The timing and size of these opportunities will vary and will have a direct impact on the Company's cash and investment balances.

Segment Reporting
The following tables present the results of each of the Company's reportable operating segments reconciled to the consolidated financial statements.

	Three months ended December 31, 2024
	Reportable Segments					Reconciling Items
	Loan Servicing and Systems	Education Technology Services and Payments	Asset Generation and Management	Nelnet Bank	Total Reportable Segments	NFS Other Operating Segments	Corporate and Other Activities	Eliminations/ Reclassifications	Total
Interest income:
Loan interest	$—	—	165,210	13,224	178,434	—	—	—	178,434
Investment interest	831	6,576	13,789	12,691	33,887	10,447	2,207	(3,726)	42,815
Total interest income	831	6,576	178,999	25,915	212,321	10,447	2,207	(3,726)	221,249
Interest expense	—	—	130,668	12,987	143,655	1,568	(327)	(3,726)	141,170
Net interest income	831	6,576	48,331	12,928	68,666	8,879	2,534	—	80,079
Less provision (negative provision) for loan losses	—	—	13,493	8,564	22,057	—	—	—	22,057
Net interest income after provision for loan losses	831	6,576	34,838	4,364	46,609	8,879	2,534	—	58,022
Other income (expense):
LSS revenue	137,981	—	—	—	137,981	—	—	—	137,981
Intersegment revenue	6,073	55	—	—	6,128	—	—	(6,128)	—
ETSP revenue	—	108,335	—	—	108,335	—	—	—	108,335
Reinsurance premiums earned	—	—	—	—	—	18,673	—	—	18,673
Solar construction revenue	—	—	—	—	—	—	13,828	—	13,828
Other, net	684	—	4,640	960	6,284	1,549	19,884	77	27,794
Gain (loss) on sale of loans, net	—	—	42	—	42	—	—	—	42
Derivative settlements, net	—	—	860	227	1,087	—	—	—	1,087
Derivative market value adjustments, net	—	—	8,297	5,495	13,792	—	—	—	13,792
Total other income (expense), net	144,738	108,390	13,839	6,682	273,649	20,222	33,712	(6,051)	321,532
Cost of services and expenses:
Total cost of services	1,497	38,658	—	—	40,155	—	28,558	—	68,713
Salaries and benefits	76,194	42,760	1,255	2,631	122,840	457	23,989	(57)	147,229
Depreciation and amortization	4,171	2,519	—	338	7,028	—	5,516	—	12,544
Reinsurance losses and underwriting expenses	—	—	—	—	—	16,180	—	—	16,180
Postage expense	8,470				8,470			(8,470)	—
Servicing fees			7,087	662	7,749			(7,749)	—
Other expenses	12,163	8,509	936	1,396	23,004	882	16,220	10,575	50,681
Intersegment expenses, net	15,528	4,669	1,281	632	22,110	188	(21,871)	(427)	—
Total operating expenses	116,526	58,457	10,559	5,659	191,201	17,707	23,854	(6,128)	226,634
Impairment expense and provision for beneficial interests	736	—	4,628	—	5,364	—	400	—	5,764
Total expenses	118,759	97,115	15,187	5,659	236,720	17,707	52,812	(6,128)	301,111
Income (loss) before income taxes	26,810	17,851	33,490	5,387	83,538	11,394	(16,566)	77	78,443
Income tax (expense) benefit	(6,434)	(4,298)	(8,038)	(1,222)	(19,992)	(2,711)	7,688	—	(15,016)
Net income (loss)	20,376	13,553	25,452	4,165	63,546	8,683	(8,878)	77	63,427
Net loss (income) attributable to noncontrolling interests	—	57	—	—	57	(97)	(151)	(77)	(268)
Net income (loss) attributable to Nelnet, Inc.	$20,376	13,610	25,452	4,165	63,603	8,586	(9,029)	—	63,159

	Three months ended September 30, 2024
	Reportable Segments					Reconciling Items
	Loan Servicing and Systems	Education Technology Services and Payments	Asset Generation and Management	Nelnet Bank	Total Reportable Segments	NFS Other Operating Segments	Corporate and Other Activities	Eliminations/ Reclassifications	Total
Interest income:
Loan interest	$—	—	180,571	9,640	190,211	—	—	—	190,211
Investment interest	894	9,734	18,970	12,521	42,119	12,415	3,105	(7,368)	50,272
Total interest income	894	9,734	199,541	22,161	232,330	12,415	3,105	(7,368)	240,483
Interest expense	—	—	161,142	11,606	172,748	2,245	704	(7,368)	168,328
Net interest income	894	9,734	38,399	10,555	59,582	10,170	2,401	—	72,155
Less provision (negative provision) for loan losses	—	—	11,968	6,143	18,111	—	—	—	18,111
Net interest income after provision for loan losses	894	9,734	26,431	4,412	41,471	10,170	2,401	—	54,044
Other income (expense):
LSS revenue	108,175	—	—	—	108,175	—	—	—	108,175
Intersegment revenue	5,428	60	—	—	5,488	—	—	(5,488)	—
ETSP revenue	—	118,179	—	—	118,179	—	—	—	118,179
Reinsurance premiums earned	—	—	—	—	—	16,619	—	—	16,619
Solar construction revenue	—	—	—	—	—	—	19,321	—	19,321
Other, net	690	—	4,918	841	6,449	5,751	3,506	—	15,706
Gain (loss) on sale of loans, net	—	—	(107)	—	(107)	—	—	—	(107)
Derivative settlements, net	—	—	1,359	281	1,640	—	—	—	1,640
Derivative market value adjustments, net	—	—	(9,518)	(3,647)	(13,165)	—	—	—	(13,165)
Total other income (expense), net	114,293	118,239	(3,348)	(2,525)	226,659	22,370	22,827	(5,488)	266,368
Cost of services and expenses:
Total cost of services	196	45,273	—	—	45,469	—	26,815	—	72,284
Salaries and benefits	76,820	41,053	1,220	2,973	122,066	398	23,852	(124)	146,192
Depreciation and amortization	4,854	2,616	—	343	7,813	—	5,848	—	13,661
Reinsurance losses and underwriting expenses	—	—	—	—	—	16,761	—	—	16,761
Postage expense	8,467				8,467			(8,467)	—
Servicing fees			7,011	285	7,296			(7,296)	—
Other expenses	11,000	7,614	970	2,463	22,047	1,143	11,116	10,379	44,685
Intersegment expenses, net	18,399	4,604	1,276	581	24,860	200	(25,080)	20	—
Total operating expenses	119,540	55,887	10,477	6,645	192,549	18,502	15,736	(5,488)	221,299
Impairment expense and provision for beneficial interests	—	—	28,952	—	28,952	—	100	—	29,052
Total expenses	119,736	101,160	39,429	6,645	266,970	18,502	42,651	(5,488)	322,635
Income (loss) before income taxes	(4,549)	26,813	(16,346)	(4,758)	1,160	14,038	(17,423)	—	(2,223)
Income tax (expense) benefit	1,092	(6,450)	3,923	1,143	(292)	(3,341)	3,915	—	282
Net income (loss)	(3,457)	20,363	(12,423)	(3,615)	868	10,697	(13,508)	—	(1,941)
Net loss (income) attributable to noncontrolling interests	—	54	—	—	54	(117)	4,392	—	4,329
Net income (loss) attributable to Nelnet, Inc.	$(3,457)	20,417	(12,423)	(3,615)	922	10,580	(9,116)	—	2,388

	Three months ended December 31, 2023
	Reportable Segments					Reconciling Items
	Loan Servicing and Systems	Education Technology Services and Payments	Asset Generation and Management	Nelnet Bank	Total Reportable Segments	NFS Other Operating Segments	Corporate and Other Activities	Eliminations/ Reclassifications	Total
Interest income:
Loan interest	$—	—	220,505	6,729	227,234	—	—	—	227,234
Investment interest	1,651	6,725	19,293	10,038	37,707	20,376	3,315	(13,379)	48,019
Total interest income	1,651	6,725	239,798	16,767	264,941	20,376	3,315	(13,379)	275,253
Interest expense	—	—	204,179	9,863	214,042	4,887	(216)	(13,379)	205,335
Net interest income	1,651	6,725	35,619	6,904	50,899	15,489	3,531	—	69,918
Less provision (negative provision) for loan losses	—	—	417	2,638	3,055	—	—	—	3,050
Net interest income after provision for loan losses	1,651	6,725	35,202	4,266	47,844	15,489	3,531	—	66,868
Other income (expense):
LSS revenue	128,816	—	—	—	128,816	—	—	—	128,816
Intersegment revenue	6,931	55	—	—	6,986	—	—	(6,986)	—
ETSP revenue	—	106,052	—	—	106,052	—	—	—	106,052
Reinsurance premiums earned	—	—	—	—	—	9,428	—	—	9,428
Solar construction revenue	—	—	—	—	—	—	11,982	—	11,982
Other, net	688	—	4,329	(298)	4,719	2,133	(43,242)	—	(36,390)
Gain (loss) on sale of loans, net	—	—	(882)	—	(882)	—	—	—	(886)
Derivative settlements, net	—	—	648	205	853	—	—	—	853
Derivative market value adjustments, net	—	—	(4,927)	(4,580)	(9,507)	—	—	—	(9,507)
Total other income (expense), net	136,435	106,107	(832)	(4,673)	237,037	11,561	(31,260)	(6,986)	210,348
Cost of services and expenses:
Total cost of services	—	39,379	—	—	39,379	—	23,371	—	62,750
Salaries and benefits	83,874	39,256	1,099	2,194	126,423	413	26,844	(763)	152,917
Depreciation and amortization	4,858	2,895	—	259	8,012	—	13,993	—	22,004
Reinsurance losses and underwriting expenses	—	—	—	—	—	7,084	—	—	7,084
Postage expense	10,302				10,302			(10,302)	—
Servicing fees			8,324	172	8,496			(8,496)	—
Other expenses	7,455	8,070	1,062	1,298	17,885	(135)	14,980	11,885	44,613
Intersegment expenses, net	20,598	5,625	1,294	(11)	27,506	136	(28,332)	690	—
Total operating expenses	127,087	55,846	11,779	3,912	198,624	7,498	27,485	(6,986)	226,618
Impairment expense and provision for beneficial interests	—	4,310	—	—	4,310	—	22,641	—	26,951
Total expenses	127,087	99,535	11,779	3,912	242,313	7,498	73,497	(6,986)	316,319
Income (loss) before income taxes	10,999	13,297	22,591	(4,319)	42,568	19,552	(101,226)	—	(39,103)
Income tax (expense) benefit	(2,640)	(3,190)	(5,422)	1,066	(10,186)	(4,656)	24,242	—	9,399
Net income (loss)	8,359	10,107	17,169	(3,253)	32,382	14,896	(76,984)	—	(29,704)
Net loss (income) attributable to noncontrolling interests	—	(4)	—	—	(4)	(151)	21,946	—	21,791
Net income (loss) attributable to Nelnet, Inc.	$8,359	10,103	17,169	(3,253)	32,378	14,745	(55,038)	—	(7,913)

	Year ended December 31, 2024
	Reportable Segments					Reconciling Items
	Loan Servicing and Systems	Education Technology Services and Payments	Asset Generation and Management	Nelnet Bank	Total Reportable Segments	NFS Other Operating Segments	Corporate and Other Activities	Eliminations/ Reclassifications	Total
Interest income:
Loan interest	$—	—	749,117	38,381	787,498	—	—	—	787,498
Investment interest	4,877	29,891	68,302	45,992	149,062	54,357	11,773	(29,291)	185,901
Total interest income	4,877	29,891	817,419	84,373	936,560	54,357	11,773	(29,291)	973,399
Interest expense	—	—	654,346	44,859	699,205	8,837	1,787	(29,291)	680,537
Net interest income	4,877	29,891	163,073	39,514	237,355	45,520	9,986	—	292,862
Less provision (negative provision) for loan losses	—	—	27,691	26,916	54,607	—	—	—	54,607
Net interest income after provision for loan losses	4,877	29,891	135,382	12,598	182,748	45,520	9,986	—	238,255
Other income (expense):
LSS revenue	482,408	—	—	—	482,408	—	—	—	482,408
Intersegment revenue	24,493	220	—	—	24,713	—	—	(24,713)	—
ETSP revenue	—	486,962	—	—	486,962	—	—	—	486,962
Reinsurance premiums earned	—	—	—	—	—	62,923	—	—	62,923
Solar construction revenue	—	—	—	—	—	—	56,569	—	56,569
Other, net	2,769	—	15,879	2,951	21,599	8,313	31,613	77	61,602
Gain (loss) on sale of loans, net	—	—	(1,643)	—	(1,643)	—	—	—	(1,643)
Derivative settlements, net	—	—	5,217	917	6,134	—	—	—	6,134
Derivative market value adjustments, net	—	—	5,422	4,702	10,124	—	—	—	10,124
Total other income (expense), net	509,670	487,182	24,875	8,570	1,030,297	71,236	88,182	(24,636)	1,165,079
Cost of services and expenses:
Total cost of services	1,889	172,763	—	—	174,652	—	77,673	—	252,325
Salaries and benefits	300,366	164,716	4,784	11,122	480,988	1,587	96,148	(1,792)	576,931
Depreciation and amortization	19,475	10,531	—	1,282	31,288	—	26,828	—	58,116
Reinsurance losses and underwriting expenses	—	—	—	—	—	55,246	—	—	55,246
Postage expense	36,820				36,820			(36,820)	—
Servicing fees			31,591	1,373	32,964			(32,964)	—
Other expenses	43,282	32,281	4,152	6,972	86,687	3,352	53,581	45,883	189,503
Intersegment expenses, net	71,482	18,886	5,037	2,361	97,766	853	(99,599)	980	—
Total operating expenses	471,425	226,414	45,564	23,110	766,513	61,038	76,958	(24,713)	879,796
Impairment expense and provision for beneficial interests	736	—	39,491	—	40,227	—	2,402	—	42,629
Total expenses	474,050	399,177	85,055	23,110	981,392	61,038	157,033	(24,713)	1,174,750
Income (loss) before income taxes	40,497	117,896	75,202	(1,942)	231,653	55,718	(58,865)	77	228,584
Income tax (expense) benefit	(9,719)	(28,333)	(18,048)	579	(55,521)	(13,261)	16,114	—	(52,669)
Net income (loss)	30,778	89,563	57,154	(1,363)	176,132	42,457	(42,751)	77	175,915
Net loss (income) attributable to noncontrolling interests	—	158	—	—	158	(463)	8,512	(77)	8,130
Net income (loss) attributable to Nelnet, Inc.	$30,778	89,721	57,154	(1,363)	176,290	41,994	(34,239)	—	184,045

	Year ended December 31, 2023
	Reportable Segments					Reconciling Items
	Loan Servicing and Systems	Education Technology Services and Payments	Asset Generation and Management	Nelnet Bank	Total Reportable Segments	NFS Other Operating Segments	Corporate and Other Activities	Eliminations/ Reclassifications	Total
Interest income:
Loan interest	$—	—	910,139	21,806	931,945	—	—	—	931,945
Investment interest	4,845	26,962	67,019	36,053	134,879	74,857	12,141	(44,021)	177,855
Total interest income	4,845	26,962	977,158	57,859	1,066,824	74,857	12,141	(44,021)	1,109,800
Interest expense	—	—	823,084	34,704	857,788	29,747	1,578	(44,021)	845,091
Net interest income	4,845	26,962	154,074	23,155	209,036	45,110	10,563	—	264,709
Less provision (negative provision) for loan losses	—	—	(360)	8,475	8,115	—	—	—	8,115
Net interest income after provision for loan losses	4,845	26,962	154,434	14,680	200,921	45,110	10,563	—	256,594
Other income (expense):
LSS revenue	517,954	—	—	—	517,954	—	—	—	517,954
Intersegment revenue	28,911	253	—	—	29,164	—	—	(29,164)	—
ETSP revenue	—	463,311	—	—	463,311	—	—	—	463,311
Reinsurance premiums earned	—	—	—	—	—	20,067	—	—	20,067
Solar construction revenue	—	—	—	—	—	—	31,669	—	31,669
Other, net	2,587	—	11,269	1,095	14,951	6,581	(95,859)	—	(74,327)
Gain (loss) on sale of loans, net	—	—	(17,662)	—	(17,662)	—	—	—	(17,662)
Derivative settlements, net	—	—	24,588	484	25,072	—	—	—	25,072
Derivative market value adjustments, net	—	—	(40,250)	(1,523)	(41,773)	—	—	—	(41,773)
Total other income (expense), net	549,452	463,564	(22,055)	56	991,017	26,648	(64,190)	(29,164)	924,311
Cost of services and expenses:
Total cost of services	—	171,183	—	—	171,183	—	48,576	—	219,759
Salaries and benefits	317,885	155,296	4,191	9,074	486,446	1,130	105,531	(1,571)	591,537
Depreciation and amortization	19,257	11,319	—	574	31,150	—	47,969	—	79,118
Reinsurance losses and underwriting expenses	—	—	—	—	—	16,781	—	—	16,781
Postage expense	21,194				21,194			(21,194)	—
Servicing fees			37,389	509	37,898			(37,898)	—
Other expenses	39,323	34,133	4,988	4,994	83,438	2,391	56,307	30,935	173,070
Intersegment expenses, net	78,628	23,184	5,175	(47)	106,940	584	(108,088)	564	—
Total operating expenses	476,287	223,932	51,743	15,104	767,066	20,886	101,719	(29,164)	860,506
Impairment expense and provision for beneficial interests	296	4,310	—	—	4,606	—	27,319	—	31,925
Total expenses	476,583	399,425	51,743	15,104	942,855	20,886	177,614	(29,164)	1,112,190
Income (loss) before income taxes	77,714	91,101	80,636	(368)	249,083	50,872	(231,241)	—	68,715
Income tax (expense) benefit	(18,651)	(21,891)	(19,353)	153	(59,742)	(12,073)	52,429	—	(19,385)
Net income (loss)	59,063	69,210	61,283	(215)	189,341	38,799	(178,812)	—	49,330
Net loss (income) attributable to noncontrolling interests	—	109	—	—	109	(568)	40,955	—	40,496
Net income (loss) attributable to Nelnet, Inc.	$59,063	69,319	61,283	(215)	189,450	38,231	(137,857)	—	89,826

Loan Servicing and Systems Revenue
The following table presents disaggregated revenue by service offering for the Loan Servicing and Systems operating segment.

	Three months ended			Year ended
	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Government loan servicing	$103,217	85,215	107,709	380,921	412,478
Private education and consumer loan servicing	24,819	13,057	12,428	63,453	48,984
FFELP loan servicing	2,642	2,945	3,478	12,212	13,704
Software services	6,415	5,197	4,132	21,032	29,208
Outsourced services	888	1,761	1,069	4,790	13,580
Loan servicing and systems revenue	$137,981	108,175	128,816	482,408	517,954
Loan Servicing Volumes

	As of
	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Servicing volume (dollars in millions):
Government	$489,877	492,142	489,298	495,409	494,691	500,554	519,308	537,291	545,373
FFELP	13,260	13,745	14,576	15,783	17,462	18,400	19,021	19,815	20,226
Private and consumer	29,226	20,666	19,876	21,015	20,493	20,394	20,805	21,484	21,866
Total	$532,363	526,553	523,750	532,207	532,646	539,348	559,134	578,590	587,465

Number of servicing borrowers:
Government	14,049,550	14,114,468	14,096,152	14,328,013	14,503,057	14,543,382	14,898,901	15,518,751	15,777,328
FFELP	549,861	574,979	610,745	656,814	725,866	764,660	788,686	819,791	829,939
Private and consumer	1,168,293	851,747	829,072	882,256	894,703	896,613	899,095	925,861	951,866
Total	15,767,704	15,541,194	15,535,969	15,867,083	16,123,626	16,204,655	16,586,682	17,264,403	17,559,133

Number of remote hosted borrowers:	842,200	662,075	133,681	65,295	70,580	103,396	716,908	5,048,324	6,135,760
Education Technology Services and Payments Revenue
The following table presents disaggregated revenue by servicing offering for the Education Technology Services and Payments operating segment.

	Three months ended			Year ended
	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Tuition payment plan services	$31,149	31,659	30,091	135,851	125,326
Payment processing	41,117	55,813	37,143	179,043	163,859
Education technology services	35,759	30,080	37,957	169,065	170,754
Other	310	627	861	3,003	3,372
Education technology services and payments revenue	$108,335	118,179	106,052	486,962	463,311

Solar Construction Revenue
The following table presents disaggregated revenue by customer type related to solar construction revenue.

	Three months ended			Year ended
	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Commercial revenue	$13,792	18,764	8,543	53,269	20,969
Residential revenue (a)	36	557	3,439	3,300	10,700
Solar construction revenue	$13,828	19,321	11,982	56,569	31,669
(a)    On April 2024, the Company announced a change in its solar engineering, procurement, and construction operations to focus exclusively on the commercial solar market and will discontinue its residential solar operations. As a result, residential revenue will continue to decline from historical amounts as existing customer contracts are completed.
Other Income (Expense)
The following table presents the components of "other, net" in "other income (expense)" on the consolidated statements of operations.

	Three months ended			Year ended
	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
ALLO preferred return	$6,133	4,783	2,299	17,486	9,120
Investment activity, net	4,989	8,529	(419)	12,438	(8,586)
Borrower late fee income	1,369	1,741	2,363	8,828	8,997
Investment advisory services (WRCM)	1,508	1,394	1,876	5,934	6,760
Administration/sponsor fee income	1,375	1,420	1,613	5,823	6,793
Management fee revenue	684	690	688	2,769	2,587
Loss from ALLO voting membership interest investment	—	—	(15,601)	(10,693)	(65,277)
Loss from solar investments, net (a)	4,559	(11,238)	(40,160)	(6,477)	(59,645)
Other	7,177	8,387	10,951	25,494	24,924
Other, net	$27,794	15,706	(36,390)	61,602	(74,327)
(a)    The Company accounts for its solar investments using the Hypothetical Liquidation at Book Value (HLBV) method of accounting. For the majority of the Company’s solar investments, the HLBV method of accounting results in accelerated losses in the initial years of investment. The following table presents (i) the Company's recognized net losses, which include net losses attributable to third-party noncontrolling interest investors (syndication partners), included in “other, net” in "other income (expense)" on the consolidated statements of income, (ii) solar net losses attributed to noncontrolling interest investors included in “net loss attributable to noncontrolling interests” on the consolidated statements of income, and (iii) the Company's recognized net losses excluding net losses attributed to noncontrolling interest investors (such amount reflecting the before tax net income impact of such solar tax equity investments to the Company).

	Three months ended			Year ended
	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net gains (losses)	$4,559	$(11,238)	(40,160)	(6,477)	(59,645)
Less: net (gains) losses attributed to noncontrolling interest investors (syndication partners)	(970)	3,936	23,169	4,599	37,875
Net gains (losses), excluding activity attributed to noncontrolling interest investors	$3,589	$(7,302)	(16,991)	(1,878)	(21,770)

Impairment Expense and Provision for Beneficial Interests
The following table presents the impairment charges and provision for beneficial interests by asset and reportable operating segment recognized by the Company. These expense items are included in “impairment expense and provision for beneficial interests” in the consolidated statements of operations.

			Nelnet Financial Services
	Loan Servicing and Systems	Education Technology Services and Payments	Asset Generation and Management	Nelnet Bank	NFS Other Operating Segments	Corporate and Other Activities	Total
	Three months ended December 31, 2024
Investments - beneficial interest in loan securitizations (a)	$—	—	4,628	—	—	—	4,628
Leases, buildings, and associated improvements (b)	736	—	—	—	—	—	736
Investments - venture capital and funds (c)	—	—	—	—	—	400	400
	$736	—	4,628	—	—	400	5,764

	Three months ended September 30, 2024
Investments - beneficial interest in loan securitizations (a)	$—	—	28,952	—	—	—	28,952
Investments - venture capital and funds (c)	—	—	—	—	—	100	100
	$—	—	28,952	—	—	100	29,052
	Three months ended December 31, 2023
Investments - venture capital and funds (c)	$—	—	—	—	—	2,060	2,060
Goodwill (d)	—	—	—	—	—	18,873	18,873
Property and equipment - internally developed software	—	4,310	—	—	—	—	4,310
Intangible assets (d)	—	—	—	—	—	1,708	1,708
	$—	4,310	—	—	—	22,641	26,951
	Year ended December 31, 2024
Investments - beneficial interest in loan securitizations (a)	$—	—	39,491	—	—	—	39,491
Property and equipment - solar facilities (e)	—	—	—	—	—	1,170	1,170
Leases, buildings, and associated improvements (b)	736	—	—	—	—	—	736
Other assets - solar inventory (e)	—	—	—	—	—	695	695
Investments - venture capital and funds (c)	—	—	—	—	—	537	537
	$736	—	39,491	—	—	2,402	42,629

	Year ended December 31, 2023
Leases, buildings, and associated improvements (b)	$296	—	—	—	—	4,678	4,974
Investments - venture capital and funds (c)	—	—	—	—	—	2,060	2,060
Goodwill (d)	—	—	—	—	—	18,873	18,873
Property and equipment - internally developed software		4,310	—	—	—	—	4,310
Intangible assets (d)	—	—	—	—	—	1,708	1,708
	$296	4,310	—	—	—	27,319	31,925
(a)     The Company recorded a non-cash allowance for credit losses (and related provision expense) related to the Company's beneficial interest in certain loan securitizations.
(b)    The Company continues to evaluate the use of office space as it modifies its hybrid work model for associates. As a result, the Company recorded non-cash impairment charges related to operating lease assets and associated leasehold improvements and to building and building improvements. The Corporate and Other Activities amount for the year ended December 31, 2023 includes a $2.4 million lease termination fee paid to Union Bank, a related party.
(c)    The Company recorded non-cash impairment charges related to several of its venture capital investments accounted for under the measurement alternative method.

(d)    As part of the November 2023 annual goodwill impairment assessment completed in conjunction with the Company’s annual November budget process, the Company determined it was more likely than not that the estimated fair value of the GRNE operating segment was less than its carrying amount. As part of the quantitative assessment, the Company used the discounted cash flow method under the income approach to estimate the fair value of the reporting unit, which concluded that the estimated fair value was less than its carrying amount. As a result, the Company recorded a non-cash impairment charge in the fourth quarter of 2023. No remaining goodwill is attributable to the GRNE operating segment. The Company also recorded a non-cash impairment charge for GRNE operating segment’s remaining intangible assets.
(e)    In April 2024, the Company announced a change in its solar engineering, procurement, and construction (EPC) operations to focus exclusively on the commercial solar market and will discontinue its residential solar operations. As a result, the Company recognized non-cash impairment charges on certain solar facilities and inventory related to the residential solar operations.
Derivative Settlements
The following table summarizes the components of "derivative settlements, net" included in the consolidated statements of operations.

	Three months ended			Year ended
	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
1:3 basis swaps	$156	159	364	929	1,544
Interest rate swaps - floor income hedges	704	1,200	284	4,288	23,044
Interest rate swaps - Nelnet Bank	227	281	205	917	484
Total derivative settlements - income	$1,087	1,640	853	6,134	25,072
Loans and Accrued Interest Receivable and Allowance for Loan Losses
Loans and accrued interest receivable and allowance for loan losses consisted of the following:

	As of	As of	As of
	December 31, 2024	September 30, 2024	December 31, 2023
Non-Nelnet Bank:
Federally insured loans:
Stafford and other	$2,108,960	2,202,590	2,936,174
Consolidation	6,279,604	6,868,152	8,750,033
Total	8,388,564	9,070,742	11,686,207
Private education loans	221,744	234,295	277,320
Consumer and other loans	345,560	244,552	85,935
Non-Nelnet Bank loans	8,955,868	9,549,589	12,049,462
Nelnet Bank:
Private education loans	482,445	352,654	360,520
Consumer and other loans	162,152	207,218	72,352
Nelnet Bank loans	644,597	559,872	432,872
Accrued interest receivable	549,283	600,097	764,385
Loan discount and deferred lender fees, net of unamortized loan premiums and deferred origination costs	(42,114)	(34,535)	(33,872)
Allowance for loan losses:
Non-Nelnet Bank:
Federally insured loans	(49,091)	(50,834)	(68,453)
Private education loans	(11,130)	(11,744)	(15,750)
Consumer and other loans	(38,468)	(22,380)	(11,742)
Non-Nelnet Bank allowance for loan losses	(98,689)	(84,958)	(95,945)
Nelnet Bank:
Private education loans	(10,086)	(3,670)	(3,347)
Consumer and other loans	(6,115)	(13,514)	(5,351)
Nelnet Bank allowance for loan losses	(16,201)	(17,184)	(8,698)
	$9,992,744	10,572,881	13,108,204

The Company has partial ownership in certain consumer, private education, and federally insured student loan securitizations that are accounted for as held-to-maturity beneficial interest investments and included in "other investments and notes receivable, net" in the Company's consolidated financial statements. As of the latest remittance reports filed by the various trusts prior to or as of December 31, 2024, the Company’s ownership correlates to approximately $1.97 billion of loans included in these securitizations. The loans held in these securitizations are not included in the above table. Investment interest income earned by the Company from the beneficial interest in loan securitizations is included in "investment interest" on the Company's consolidated statements of income and is not a component of the Company's loan interest income.
The following table summarizes the allowance for loan losses as a percentage of the ending loan balance for each of the Company's loan portfolios.

	As of	As of	As of
	December 31, 2024	September 30, 2024	December 31, 2023
Non-Nelnet Bank:
Federally insured loans (a)	0.59%	0.56%	0.59%
Private education loans	5.02%	5.01%	5.68%
Consumer and other loans	11.13%	9.15%	13.66%
Nelnet Bank:
Private education loans	2.09%	1.04%	0.93%
Consumer and other loans	3.77%	6.52%	7.40%
(a)    As of December 31, 2024, September 30, 2024, and December 31, 2023, the allowance for loan losses as a percent of the risk sharing component of federally insured loans not covered by the federal guaranty was 20.6%, 20.7%, and 21.8%, respectively.

Loan Activity
The following table sets forth the activity of the Company's Non-Nelnet Bank loan portfolios:

	FFELP	Private	Consumer and other	Total
	Three months ended
Balance as of September 30, 2023	$12,298,984	293,004	143,633	12,735,621
Loan acquisitions	57,753	36	138,575	196,364
Repayments, claims, capitalized interest, participations, and other, net	(265,228)	(13,648)	(7,607)	(286,483)
Loans lost to external parties	(347,818)	(2,072)	—	(349,890)
Loans sold	(57,484)	—	(188,666)	(246,150)
Balance as of December 31, 2023	$11,686,207	277,320	85,935	12,049,462

Balance as of September 30, 2024	$9,070,742	234,295	244,552	9,549,589
Loan acquisitions	2,000	—	194,333	196,333
Repayments, claims, capitalized interest, participations, and other, net	(248,071)	(11,005)	(80,677)	(339,753)
Loans lost to external parties	(57,208)	(1,546)	—	(58,754)
Loans sold	(378,899)	—	(12,648)	(391,547)
Balance as of December 31, 2024	$8,388,564	221,744	345,560	8,955,868
	Year-ended
Balance as of December 31, 2022	$13,566,473	252,383	350,915	14,169,771
Loan acquisitions	576,224	77,401	478,666	1,132,291
Repayments, claims, capitalized interest, participations, and other, net	(1,342,866)	(45,942)	(72,995)	(1,461,803)
Loans lost to external parties	(1,056,140)	(6,522)	—	(1,062,662)
Loans sold	(57,484)	—	(670,651)	(728,135)
Balance as of December 31, 2023	$11,686,207	277,320	85,935	12,049,462

Balance as of December 31, 2023	$11,686,207	277,320	85,935	12,049,462
Loan acquisitions	106,916	—	599,543	706,459
Repayments, claims, capitalized interest, participations, and other, net	(1,209,242)	(51,262)	(191,931)	(1,452,435)
Loans lost to external parties	(1,616,724)	(4,314)	—	(1,621,038)
Loans sold	(578,593)	—	(147,987)	(726,580)
Balance as of December 31, 2024	$8,388,564	221,744	345,560	8,955,868

The following table sets forth the activity of Nelnet Bank's loan portfolios:

	FFELP	Private	Consumer and other	Total
	Three months ended
Balance as of September 20, 2023	$59,261	359,941	49,611	468,813
Loan acquisitions and originations	—	11,944	30,202	42,146
Repayments	(1,777)	(11,280)	(7,461)	(20,518)
Loans sold to AGM	(57,484)	(85)	—	(57,569)
Balance as of December 31, 2023	$—	360,520	72,352	432,872

Balance as of September 30, 2024	$—	352,654	207,218	559,872
Loan acquisitions and originations	—	151,966	34,268	186,234
Repayments	—	(22,175)	(14,246)	(36,421)
Loans sold to AGM	—	—	(65,088)	(65,088)
Balance as of December 31, 2024	$—	482,445	162,152	644,597

	Year ended
Balance as of December 31, 2022	$65,913	353,882	—	419,795
Loan acquisitions and originations	—	53,286	85,967	139,253
Repayments	(8,429)	(46,431)	(13,615)	(68,475)
Loans sold to AGM	(57,484)	(217)	—	(57,701)
Balance as of December 31, 2023	$—	360,520	72,352	432,872

Balance as of December 31, 2023	$—	360,520	72,352	432,872
Loan acquisitions and originations	—	180,919	210,527	391,446
Repayments	—	(58,994)	(55,639)	(114,633)
Loans sold to AGM	—	—	(65,088)	(65,088)
Balance as of December 31, 2024	$—	482,445	162,152	644,597

Loan Spread Analysis
The following table analyzes the loan spread on AGM’s portfolio of loans, which represents the spread between the yield earned on loan assets and the costs of the liabilities and derivative instruments used to fund the assets.

	Three months ended			Year ended
	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Variable loan yield, gross	7.85%	8.16%	7.75%	8.03%	7.56%
Consolidation rebate fees	(0.80)	(0.80)	(0.80)	(0.80)	(0.80)
Discount accretion, net of premium and deferred origination costs amortization	(0.08)	(0.02)	0.06	0.02	0.06
Variable loan yield, net	6.97	7.34	7.01	7.25	6.82
Loan cost of funds - interest expense (a)	(5.86)	(6.44)	(6.40)	(6.34)	(5.99)
Loan cost of funds - derivative settlements (b) (c)	0.01	0.01	0.01	0.01	0.01
Variable loan spread	1.12	0.91	0.62	0.92	0.84
Fixed rate floor income, gross	0.03	0.01	0.00	0.01	0.02
Fixed rate floor income - derivative settlements (b) (d)	0.03	0.05	0.01	0.04	0.18
Fixed rate floor income, net of settlements on derivatives	0.06	0.06	0.01	0.05	0.20
Core loan spread	1.18%	0.97%	0.63%	0.97%	1.04%

Average balance of AGM's loans	$9,403,661	9,792,095	12,500,817	10,310,430	13,316,525
Average balance of AGM's debt outstanding	8,654,618	9,296,236	11,993,699	9,871,828	12,720,097
(a)    The Company recognized $0.7 million, $5.6 million, and $25.9 million in non-cash interest expense during the fourth quarter of 2024, third quarter of 2024, and 2nd quarter of 2023, respectively, as a result of writing off the remaining unamortized debt discount related to the redemption of certain asset-backed debt securities prior to their maturity. This non-cash expense was excluded from the respective periods in the table above.
(b)    Derivative settlements represent the cash paid or received during the respective period to settle with derivative instrument counterparties the economic effect of the Company's derivative instruments based on their contractual terms. Derivative accounting requires that net settlements with respect to derivatives that do not qualify for "hedge treatment" under GAAP be recorded in a separate income statement line item below net interest income. The Company maintains an overall risk management strategy that incorporates the use of derivative instruments to reduce the economic effect of interest rate volatility. As such, management believes derivative settlements for each applicable period should be evaluated with the Company’s net interest income (loan spread) as presented in this table. The Company reports this non-GAAP information because the Company believes that it provides additional information regarding operational and performance indicators that are closely assessed by management. There is no comprehensive, authoritative guidance for the presentation of such non-GAAP information, which is only meant to supplement GAAP results by providing additional information that management utilizes to assess performance. See "Derivative Settlements" included in this supplement for the net settlement activity recognized by the Company for each type of derivative for the periods presented in the table.
A reconciliation of core loan spread, which includes the impact of derivative settlements on loan spread, to loan spread without derivative settlements follows.

	Three months ended			Year ended
	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Core loan spread	1.18%	0.97%	0.63%	0.97%	1.04%
Derivative settlements (1:3 basis swaps)	(0.01)	(0.01)	(0.01)	(0.01)	(0.01)
Derivative settlements (fixed rate floor income)	(0.03)	(0.05)	(0.01)	(0.04)	(0.18)
Loan spread	1.14%	0.91%	0.61%	0.92%	0.85%
(c)    Derivative settlements consist of net settlements received related to the Company’s 1:3 basis swaps.
(d)    Derivative settlements consist of net settlements received related to the Company’s floor income interest rate swaps.